                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                      METRO ONE TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO]


April 16, 2001


Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Metro One Telecommunications, Inc. The meeting will be held on May 16, 2001, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007. The directors of Metro One and I look forward to greeting as many of our shareholders as possible.

         Details of the business to be conducted at the meeting are given in the attached notice of annual meeting of shareholders and proxy statement. Our annual report for the year ended December 31, 2000 is also enclosed.

         WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. THEREFORE, I URGE YOU TO SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU WILL, OF COURSE, HAVE THAT OPPORTUNITY.

         On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in Metro One's affairs.

                                          Sincerely,

                                          /s/ Timothy A. Timmins

                                          Timothy A. Timmins
                                          President and Chief Executive Officer

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007


                         -----------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2001


                         -----------------------------


To the Shareholders of
Metro One Telecommunications, Inc.:

         Notice is hereby given that the annual meeting of shareholders of Metro One Telecommunications, Inc. will be held on May 16, 2001, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, for the following purposes:

         1. To elect seven directors, each for a one-, two- or three-year term, depending on their class, and until their successors are elected and qualified;

         2. To ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         The Board of Directors has fixed March 23, 2001 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

                                    By Order of the Board of Directors

                                    /s/ Gary E. Henry

                                    Gary E. Henry
                                    Secretary

Beaverton, Oregon
April 16, 2001

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 Murray Scholls Place
                             Beaverton, Oregon 97007


                         -----------------------------


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2001


                         -----------------------------


         The Board of Directors of Metro One Telecommunications, Inc. is furnishing this proxy statement to Metro One's shareholders to solicit proxies for use at the annual meeting of shareholders to be held on May 16, 2001, at 3:30 p.m., local time, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, and at any adjournments or postponements of the meeting. In this proxy statement, "Metro One," "we," "us" and "our" refer to Metro One Telecommunications, Inc.

         At the meeting, you will be asked to:

         o Elect seven directors, each for a one-, two-, or three-year term, depending upon their class and until their successors are elected and qualified;

         o Ratify the selection of Deloitte & Touche LLP as Metro One's independent auditors for the year ending December 31, 2001; and

         o Transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

         This proxy statement, together with the enclosed proxy, is first being mailed to shareholders on or about April 16, 2001.

RECORD DATE AND QUORUM

         The Board of Directors has fixed March 23, 2001 as the record date for the meeting. Only holders of record of shares of Metro One common stock at the close of business on the record date will be entitled to notice of and to vote at the meeting. On the record date, there were 15,958,491 shares of common stock outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting.

VOTING

         If you properly sign and return the enclosed form of proxy in time to be voted at the meeting, the proxy holders named in the proxy will vote the shares represented by the proxy according to the instructions marked on the proxy. THE PROXY HOLDERS WILL VOTE SIGNED BUT

UNMARKED PROXIES FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY
                 ---
STATEMENT AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS
              ---
INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

         Each stockholder of record at the close of business on the record date is entitled to one vote for each share of common stock registered in the stockholder's name. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted as votes cast and have no effect on the results of the vote on the proposals being put before the shareholders.

REVOCATION OF PROXIES

         Your presence at the meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, or by attending the meeting and voting in person. All valid, unrevoked proxies will be voted at the meeting.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Our articles of incorporation allow the Board of Directors to fix the number of directors at any number between three and seven. If the Board of Directors fixes the number of directors at six or more, the directors must be divided into three classes designated as Class I, Class II and Class III, with each class to be as nearly equal in number as possible. Effective February 2, 2001, the Board of Directors increased the number of directors to seven and elected two new directors to fill the vacancies created by the increase. The Board also designated Timothy A. Timmins and A. Jean de Grandpre as Class I directors, Aimo Olkkonen and David Williams as Class II directors and James M. Usdan, William D. Rutherford and Heikki Jamsanen as Class III directors.

         Under our articles of incorporation, all three classes of directors must stand for election at the first meeting after the Board is divided into classes. Each Class I director will be elected to an initial one-year term to hold office until the 2002 annual meeting of shareholders and until his successor is elected and qualified. Each Class II director will be elected to an initial two-year term to hold office until the 2003 annual meeting of shareholders and until his successor is elected and qualified. Each Class III director will be elected to an initial three-year term to hold office until the 2004 annual meeting of shareholders and until his successor is elected and qualified. Thereafter, each class will be elected for three-year terms.

         Unless otherwise specified in the proxy, the proxy holders named in the proxy intend to vote the shares represented by each properly signed proxy FOR
                                                                          ---
the election of each of the nominees named below to the class and for the terms indicated below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the proxy holders determine in their best judgment.

INFORMATION AS TO THE BOARD'S NOMINEES

         The following table sets forth the names of the Board of Directors' nominees for election as directors and the class and terms for which they are being nominated. The table also includes information on each person's age, the periods during which he has served as a director and the positions he currently holds with us.

                               Director         Nominated For          Position With
        Name              Age   Since    Class   Term Ending             Metro One
------------------------  ---  --------  -----  -------------   ----------------------------
A. Jean de Grandpre.....   79   1995       I         2002         Director
Timothy A. Timmins......   44   1994       I         2002         President, Chief Executive
                                                                  Officer and Director
Aimo Olkkonen...........   55   2001      II         2003         Director
David A. Williams.......   59   2000      II         2003         Director
James M. Usdan..........   51   1997      III        2004         Director
William D. Rutherford...   62   1995      III        2004         Chairman of the Board
Heikki Jamsanen.........   48   2001      III        2004         Director

         A. JEAN DE GRANDPRE served as Chairman of the Board of Directors from 1995 to 2000. Mr. de Grandpre is the founding director and Chairman Emeritus of Bell Canada Enterprises, from which he retired in 1989. He has served on the Canadian Advisory Board of BJB International Management and has been Chairman of the Board of Thera Technologies since 1993. He is a former director of Bell Canada, Northern Telecom Limited, Chrysler Corporation, Chrysler Canada Ltd., the International Advisory Board of The Chemical Bank, New York and Goldman Sachs. Mr. de Grandpre is a Life Member of the Canadian Bar Association, Emeritus Member of the Canadian Association of Canadian General Counsel, Member of the Bar of the Province of Quebec and former Chancellor of McGill University. Mr. de Grandpre is a lawyer, appointed Queen's Counsel and a Companion of the Order of Canada, the highest honour granted a private citizen. Mr. de Grandpre is the recipient of the Honourary Associate Award of the Conference Board of Canada and is an inductee into the Canadian Business Hall of Fame.

         TIMOTHY A. TIMMINS has served as President and Chief Executive Officer of Metro One since 1995. He was an Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993, Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as a Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

         AIMO OLKKONEN has served as President and Chief Executive Officer of Sonera Media Holding B.V., a telecommunications company, and Senior Vice President of Sonera Wireless

Ventures, a telecommunications company, since 2001. From 1988 through the present, he has held various management positions in Sonera Corporation, a telecommunications company, in Finland and elsewhere. He has been Chairman of the Board of Directors of Sonera Corporation U.S. since 1999. Mr. Olkkonen received a Masters of Science degree from Helsinki Technical University and has completed the Advanced Management Program at Harvard Business School.

         DAVID A. WILLIAMS has served as President of his investment companies, David Williams Investments and Roxborough Holdings Limited, Toronto, Ontario, Canada since 1977 and 1995, respectively. From 1969 to 1994 he also held senior management positions with Beutel Goodman Company, one of Canada's largest institutional money managers. He also has extensive board experience, serving as the Chairman of the Board of Radiant Energy Corporation and FRI Corporation. He is also a director of Drug Royalty Corporation, Krystal Bond Corporation, Octagon Industries, Inc., PICO Holdings, Pinetree Capital Corporation and First International Asset Management. Mr. Williams holds a Bachelors degree in Business from Bishops University, Lennoxville, Quebec and a Masters degree in Business Administration from Queen's University, Kingston, Ontario. He is a director of the Bishop's University Foundation and the Women's College Hospital Foundation.

         JAMES M. USDAN is President and Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was President, Chief Executive Officer and a director of RehabCare Group Inc. (NYSE: RHB), a provider of physical therapy, rehabilitation staffing and other staffing services. Prior to joining RehabCare, Mr. Usdan founded and was President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990, and, from 1986 to 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the Board of D&K Healthcare Services, Inc. (Nasdaq: DKWD), a pharmaceutical distribution company, and Prime Medical Services, Inc. (Nasdaq: PMSI), a company involved in lithotripsy and LASIK and is an Advisory Board member of Firstar/U.S. Bancorp, the MedStat Group and Maryville College. Mr. Usdan holds a Bachelor of Arts degree from Harvard College.

         WILLIAM D. RUTHERFORD was elected Chairman of Metro One's Board of Directors in 2000. He is the Principal of Rutherford Investment Management LLC, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a Principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the State's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as Chief Executive Officer of a regional investment firm. A U.S. Army veteran,

Mr. Rutherford received a Bachelor of Science degree in History from the University of Oregon and an LL.B. from Harvard University Law School.

         HEIKKI JAMSANEN has served as President and Chief Executive Officer of Sonera Information Communications Ltd., a telecommunications company, since 2000. From 1999 to 2000, he served as Senior Vice President, Information Communications for Sonera Corporation, a telecommunications company. From 1993 to 1999, he served as an Assistant Director, Consumer Services and later as a Vice President, Directory Services for Sonera Ltd. He has served as the Chairman of the Board of Directors of Suomen Numeropalvelu Oy, a directory assistance company, and the Vice Chairman of the Board of Suomen Keltaiset Sivut Oy, a telephone directory service company, since 1996. He has served as the Vice Chairman of the Board of Gilla SPA, a telephone directory service company, since 1999 and the Chairman of the Board of Intra Call Center S.A. since 2000. He has served as a director of 118 Ltd. and Conduit Plc, both directory service companies, since 2000. Mr. Jamsanen received a degree from the Riihimaki School of Commercial Training Institute and attended the Leadership Academy International.

BOARD RECOMMENDATION; VOTE REQUIRED

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTORS. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the nominee has received the required shareholder vote.

BOARD AND COMMITTEES MEETINGS

         During 2000, the Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

         The Board of Directors has a standing Compensation Committee that consists of Messrs. de Grandpre, Usdan and Olkkonen. The Compensation Committee met one time in 2000. It reviews executive compensation, makes recommendations to the full Board regarding changes in compensation and administers Metro One's stock option plan.

         The Board of Directors has a standing Audit Committee consisting of Messrs. de Grandpre, Williams and Jamsanen. The Audit Committee met four times in 2000. It reviews Metro One's annual audited financial statements and quarterly unaudited financial statements and discusses certain matters with the independent auditors, including issues relating to their independence. Each of Messrs. de Grandpre, Williams and Jamsanen is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this proxy statement as Annex A.

         The Board of Directors does not have a nominating committee or a committee performing similar functions.

DIRECTORS' COMPENSATION AND OTHER ARRANGEMENTS

         Generally, directors who are not employees receive $500 plus expenses for each Board meeting attended locally or via telephone, $2,500 plus expenses for each meeting attended in person for which substantial travel is required and an annual fee of $7,500. Additionally, non-employee directors generally receive $250 for each committee meeting attended.

         Mr. de Grandpre, in 1995, and Mr. Rutherford, in 1996, each were granted non-qualified options to purchase 57,140 shares of common stock at a price of $8.05 per share. The options were to vest over a four-year period and are now fully vested. Mr. Rutherford also receives $2,000 per month for his service as Chairman of the Board.

         Generally, directors who are independent of other business relationships with Metro One and who are not employees are granted non-qualified options to purchase 10,000 shares of common stock at the time of recruitment (a recruitment grant) and 10,000 shares of common stock in October of each year (an annual grant). Generally, the non-employee Chairman of the Board on July 31 of each year is also granted a non-qualified option to purchase 14,285 shares of common stock (also, an annual grant). Annual grants and recruitment grants are vested and exercisable at the time of the grant and have exercise prices equal to the fair market value of our common stock on the date of grant.

                             AUDIT COMMITTEE REPORT

         As part of its ongoing activities, the Audit Committee has:

         o Reviewed and discussed with management Metro One's audited consolidated financial statements for the year ended December 31, 2000;

         o Discussed with Metro One's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended; and

         o Received the written disclosures and the letter from Metro One's independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with such independent auditors their independence.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited annual financial statements be included in Metro One's Annual Report on Form 10-K for the year ended December 31, 2000.

                              THE AUDIT COMMITTEE:
                              A. Jean de Grandpre, Chairman
                              David Williams
                              Heikki Jamsanen

AUDIT FEES

         For fiscal year 2000, the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of our annual financial statements and for the review of the financial statements included in our quarterly reports totaled approximately $58,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION; ALL OTHER FEES

         For fiscal year 2000, we paid no other fees to Deloitte & Touche LLP relating to financial information systems design and implementation or any other service.

                                   MANAGEMENT

EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to our executive officers:

         Name                Age                    Position
--------------------------  ------  ------------------------------------------------------
Timothy A. Timmins........    44      President, Chief Executive Officer and Director
Gary E. Henry.............    44      Executive Vice President - Chief Operating Officer,
                                      Secretary
Karen L. Johnson..........    51      Senior Vice President - Corporate Development
Dale N. Wahl..............    57      Senior Vice President - Chief Financial Officer
Duane C. Fromhart.........    46      Vice President - Finance

         Information concerning Mr. Timmins is set forth under "Information as to the Board's Nominees." The Board of Directors appoints the executive officers, who serve at the discretion of the Board.

         GARY E. HENRY joined Metro One in 1992 and serves as Executive Vice President - Chief Operating Officer and Secretary. From 1992 to 1999, he served Metro One in a variety of operational positions. Prior to 1992, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed starting in 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

         KAREN L. JOHNSON joined Metro One in 1993 and since 1998 has served as Senior Vice President - Corporate Development. From 1993 to 1998, she served as Vice President - Controller. From 1989 to 1993, she was the Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College, and she performed post-graduate work in accounting and business administration at Portland State University.

         DALE N. WAHL joined Metro One in August 2000 on a part-time basis and commenced full-time employment in December 2000. He serves as Senior Vice President - Chief Financial Officer. From 1982 to 1998, he held several executive positions with NIKE, Inc., a shoe and apparel company, in a variety of areas including finance, administration and general management. From 1975 to 1982, he served as Vice President - Finance for Northwest Marine Iron Works, a ship repair, electrical and structural steel contractor. Mr. Wahl is a certified public accountant with a Bachelor of Business Administration degree in Accounting and a Masters degree in Business Administration from the University of Oregon.

         DUANE C. FROMHART joined Metro One in April 2000 and since then has served as Vice President - Finance. From 1996 to 2000, he served as Vice President and Controller of Analogy, Inc., a software development company. From 1990 to 1996, he held various positions, including Manager, in the Audit and Business Advisory Services division of Arthur Andersen, LLP. Mr. Fromhart received his Bachelor's degree from Pacific Lutheran University and attended post-graduate studies in business and accounting at Portland State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that, with the following exception, during fiscal 2000 our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements. In August 2000, Dale Wahl became the Senior Vice President - Chief Financial Officer of Metro One. However, Mr. Wahl did not begin working at Metro One on a full-time basis until December 2000. Mr. Wahl filed an Initial Statement of Beneficial Ownership of Securities on Form 3 in December, after he began full-time employment and after the August due date.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for the years indicated, certain summary information concerning compensation of our chief executive officer and our other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          Long-Term Compensation
                                                                                        ---------------------------
                                                          Annual Compensation                     Awards
                                                 -------------------------------------- ---------------------------
                                                                                          Securities Underlying
Name and Principal Position                       Year      Salary($)       Bonus($)         Options/SARs(#)
------------------------------------------------ -------- --------------- ------------- ---------------------------
Timothy A. Timmins.............................  2000        $182,807         $300,000            50,000
    President, Chief Executive Officer           1999        $150,026              ---               ---
    and Director                                 1998        $150,026         $150,000               ---

Gary E. Henry..................................  2000        $213,145          $50,000               ---
   Executive Vice President - Chief Operating    1999        $164,176              ---             7,500
   Officer, Secretary                            1998        $138,220              ---            30,000

Karen L. Johnson...............................  2000        $140,171           $5,000               ---
   Senior Vice President - Corporate             1999        $124,968              ---               ---
   Development                                   1998        $100,154              ---            20,000

OPTION GRANTS

         During the year ended December 31, 2000, the following named executive officers were granted options to purchase common stock pursuant to Metro One's stock incentive plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable
                                      Individual Grants                                         Value at Assumed Rates
-------------------------------------------------------------------------------------------         of Stock Price
                                                                                                Appreciation for Option
                                  Number of      % of Total                                              Term
                                 Securities     Options/ SARs                                   -----------------------
                                 Underlying      Granted to    Exercise or
                                Options/ SARs   Employees in   Base Price   Expiration
            Name               Granted(#) (1)   Fiscal Year      ($/Sh)        Date               5%           10%
----------------------------- ---------------- --------------- ------------- --------------    -----------------------
Timothy A. Timmins..........       50,000          14.7%          $15.69       01/20/2010       $494,026   $1,251,773

--------------
(1) The options become exercisable in quarterly increments over a four-year period, subject to early termination in the event of termination of employment, disability or death.

         The following table provides information regarding exercises of options during 2000 and unexercised options held, as of December 31, 2000, by the named executive officers.

 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                    Number of Securities              Value of
                                                                   Underlying Unexercised     Unexercised In-the-Money
                                                                        Options/SARs              Options/SARs at
                                                                        At FY-End(#)               FY-End ($) (2)
                             Shares Acquired On  Value Realized         Exercisable/                Exercisable/
Name                         Exercise (#)            ($) (1)           Unexercisable               Unexercisable
---------------------------- ------------------ ---------------- -------------------------- --------------------------
Timothy A. Timmins.........         ----             ----              409,356/40,625          $6,866,959/$378,219

Gary E. Henry..............         ----             ----               84,952/26,830          $1,244,742/$379,234

Karen L. Johnson...........        10,000          $141,900             59,180/25,102            $879,287/$384,783

--------------
(1) Based on the market value of the underlying securities at the exercise date, less the exercise price.
(2) Based on the market value of the underlying securities at year end, less the exercise price.

                          COMPENSATION COMMITTEE REPORT

         COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

         Metro One's executive compensation program has been designed to:

         o Support a pay-for-performance policy that is tied to corporate and individual performance;

         o Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

         o Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

         o Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of common stock.

         The executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all Metro One employees.

         BASE SALARIES. The 2000 base salaries of Metro One's executive officers were established by the Board of Directors effective January 2000, except for that of Mr. Timmins, which was established by employment contract in 1995 and amended in March 2000. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors. The Compensation Committee believes that Metro One's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the compensation peer group is not the same as the peer group used in the performance graph included in this proxy statement under the heading "Performance Graph."

         STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under Metro One's 1994 Stock Incentive Plan, which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Metro One's executive officers have a continuing stake in the long-term success of the Company. All options granted by Metro One have been granted with an exercise price equal to the market price of the Company's common stock on the date of grant and, accordingly, will only have value if Metro One's stock price increases. In granting options under the stock incentive plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position and past grants.

         CHIEF EXECUTIVE OFFICER COMPENSATION. In 1995, Metro One entered into an employment contract with Mr. Timmins for employment for a five-year period ending in 2000. The agreement provided for an adjusted base salary for Mr. Timmins of $150,000. The employment agreement provided for annual bonuses up to 100 percent of adjusted base salary for annual earnings per share growth from 8 percent to 30 percent. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One's local geographic area and Metro One's improved performance in revenue and net income as compared to the prior year.

         On March 6, 2000, and effective as of January 1, 2000, Metro One amended the employment agreement to extend Mr. Timmins' employment contract through December 2002. The amendment allows for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to Metro One's profitability. The amendment provides for an adjusted base salary for Mr. Timmins of $200,000, provides for an annual bonus based on increased total net income of Metro One and limits annual bonuses to 150 percent of adjusted base salary in any year following a year in which Metro One's total net income is less than that of the previous year.

         The employment agreement also provides for payment to Mr. Timmins of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of employment upon death or for reasons other than cause, six months additional adjusted base salary and pro rata portion of annual bonuses due to disability, or six months additional adjusted base salary and no bonuses if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose Metro One's confidential information to outsiders during employment and for a period of two years thereafter.

         SIGNIFICANT COMPENSATION. As a result of changes to the Internal Revenue Code adopted in 1993, publicly held corporations generally are not permitted a federal income tax deduction for compensation to be paid to certain officers to the extent that such an officer's compensation exceeds $1 million in a taxable year. An exception may apply to certain performance-based payments that are approved in advance by a majority vote of the shareholders. Metro One has not paid any compensation at levels that would cause this limitation to apply to Metro One. The Compensation Committee has not adopted any formal policy concerning the application of this limitation when an officer merits compensation in excess of the limitation. Although Metro One does not currently anticipate paying any compensation that would trigger this limitation, the Compensation Committee will continue to review and monitor the issue.

                           THE COMPENSATION COMMITTEE:
                           James M. Usdan, Chairman
                           A. Jean de Grandpre
                           Aimo Olkkonen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the fiscal year ended December 31, 2000, the members of the Compensation Committee were Messrs. de Grandpre, Rutherford, and Usdan. There were no current or former employees or officers of Metro One on the Compensation Committee.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on our common stock for the five-year period beginning December 31, 1996, and ending December 31, 2000, as compared with the cumulative total return on the Russell 2000 Index and a Peer Group Index. The Peer Group consists of: New Century Equity Holdings (formerly Billing Concepts Corp.), Boston Communications Group, Lightbridge, Inc., PTEK Holdings, Inc. (formerly Premiere Technologies, Inc.), SCC Communications Corp. and West Corporation (formerly West TeleServices Corp.). The total shareholder return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on December 31, 1996 in each of our common stock, the Russell 2000 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

REPRESENTATION OF DATA POINTS USED IN THE PERFORMANCE GRAPH

                Metro One     Russell     Peer Group
   ----------- ------------ ----------- --------------
    12/31/96      $100.00     $100.00       $100.00
    12/31/97       106.35      122.06        122.50
    12/31/98       168.25      119.31         55.90
    12/31/99       165.08      144.50         83.70
    12/31/00       317.46      140.37         83.70

                             PRINCIPAL SHAREHOLDERS

         The following table shows certain information regarding the ownership of our common stock as of March 23, 2001 by the following:

         o Each person we know to beneficially own more than 5% of the outstanding shares of our common stock;

         o Each director;

         o Each named executive officer; and

         o All directors and named executive officers as a group.

                                                                  Shares
                                                               Beneficially         Percent
  Named Executive Officers, Directors And 5% Shareholders       Owned (1)        of Class (1)
  -------------------------------------------------------       ---------        ------------
  Sonera Corporation                                            4,000,000 (2)         25.1%
       Teollisuuskatu 15
       PO Box 106, SONERA-00051
       Helsinki, Finland

  Fidelity Management & Research Company                        1,324,111 (3)          8.3%
       82 Devonshire Street
       Boston, Massachusetts  01209

  RS Investment Management Co. LLC                                985,400 (4)          6.2%
       388 Market Street, #200
       San Francisco, California 94111

  Timothy A. Timmins                                             426,291               2.7%

  A. Jean de Grandpre                                            222,071               1.4%

  William D. Rutherford                                          145,902                  *

  David Williams                                                 111,251                  *

  James M. Usdan                                                  50,300                  *

  Gary E. Henry                                                   92,491                  *

  Karen L. Johnson                                                63,380                  *

  Aimo Olkkonen                                                         0 (5)             *

  Heikki Jamsanen                                                       0 (5)             *

  All directors and executive                                 1,111,686                7.0%
  officers as a group (9 persons)

---------------
*     Less than one percent

(1) For purposes of this table, beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. We believe that, except as indicated in the other footnotes to this table, the persons listed above have sole investment and voting power with respect to their shares of common stock. Applicable percentage ownership in the table is based on 15,958,491 shares of common stock outstanding as of March 23, 2001. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days of March 23, 2001 are considered outstanding for purposes of calculating the percentage owned by a person, but not for purposes of calculating the percentage owned by any other person. The numbers of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days are as follows: Timothy Timmins
       - 415,605; A. Jean de Grandpre - 157,139; William Rutherford - 104,283; James Usdan - 50,000; Gary Henry - 90,865; Karen Johnson - 62,980; David Williams - 11,250.

(2) Based on information provided in a Schedule 13D, filed with the Commission on February 9, 2001. The shares are held in the name of Sonera Media Holding, B.V., a Netherlands corporation and wholly owned subsidiary of Sonera Corporation.

(3) Based solely on information provided in a Schedule 13G, filed with the Commission on February 14, 2001. Fidelity is a wholly-owned subsidiary of FMR Corp. and is a registered investment advisor acting for various investment companies who have the right to receive dividends or proceeds from the sale of the shares held. One of the investment companies, Fidelity Select Telecommunications Fund, holds 748,311 shares, or approximately 4.7% of Metro One's outstanding common stock.

(4) Based solely on information provided in a Schedule 13G, filed with the Commission on February 15, 2001. RS Investment Management Co. LLC is a holding company for RS Investment Management, L.P., which is a registered investment advisor whose clients have the right to receive dividends or proceeds from the sale of the shares held. No individual client's holdings of the shares are more than 5% of Metro One's outstanding shares.

(5) Aimo Olkkonen and Heikki Jamsanen are affiliated with Sonera Corporation and are Sonera's appointees to Metro One's Board of Directors pursuant to an Investment Agreement dated as of February 2, 2001 between Metro One and Sonera Media Holding B.V. Olkkonen and Jamsanen have expressly disclaimed any beneficial ownership in the shares held by Sonera Corporation through Sonera Media Holding B.V.

                              CERTAIN TRANSACTIONS

         Under the terms of the Stock Purchase Agreement dated as of November 8, 2000 between Metro One and Sonera Media Holding B.V., Metro One was required to obtain waivers or terminations of certain rights of first refusal prior to the closing of the investment in Metro One by Sonera Corporation. Some eligible Metro One shareholders held these rights of first refusal with respect to all future issuances of Metro One shares based on their ownership of certain shares of Metro One common stock that were issued subject to a Shareholders Rights Agreement dated as of May 28, 1996. In November 2000, Metro One paid these eligible shareholders, including A. Jean de Grandpre, to relinquish their rights of first refusal. Mr. de Grandpre received $64,932.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (PROPOSAL 2)

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the year ending December 31, 2001. Deloitte & Touche LLP has served as our independent auditors since 1997. It is expected that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

BOARD RECOMMENDATION; VOTE REQUIRED

         Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to ratify the selection and recommends that the shareholders vote FOR approval.
                                                               ---
                                 OTHER BUSINESS

         The Board of Directors does not know of any matters other than those described in the notice of annual meeting that are to come before the meeting. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING, THE PERSONS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED BY SUCH PROXY UPON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                     FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

         Under Metro One's bylaws, nominations for election to the Metro One Board of Directors and proposals for other business to be transacted by the Metro One shareholders at an annual meeting of shareholders may be made by a shareholder (as distinct from Metro One) only if the shareholder is entitled to vote at the meeting and has given Metro One's secretary timely written notice that complies with the notice requirements of the bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Oregon law and Metro One's certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to Metro One's Secretary at Metro One's principal executive offices by no earlier than February 15, 2002 and no later than March 17, 2002. However, that if less than 60 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made.

         Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act entitle a shareholder in certain instances to require Metro One to include that shareholder's proposal (but not that shareholder's nominees for director) in the proxy materials distributed by Metro One for its next annual meeting of shareholders. Any shareholder of Metro One who wishes to present a proposal for inclusion in Metro One's 2002 proxy solicitation materials must set forth the proposal in writing, file it with Metro One's Secretary on or before December 10,

2001, and meet the other requirements for inclusion contained in the Securities and Exchange Commission's shareholder proposal rules.

                              COST OF SOLICITATION

         We will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone by our directors, officers and employees, who will not be additionally compensated for these activities. Solicitation may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from these beneficial owners. We will reimburse these persons for their reasonable expenses incurred in that process.

                             ADDITIONAL INFORMATION

         A copy of our annual report to shareholders for the fiscal year ended December 31, 2000 accompanies this proxy statement. We are required to file an annual report on Form 10-K for our fiscal year ended December 31, 2000 with the Securities and Exchange Commission. The Commission maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by us with the Commission. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K, WITHOUT EXHIBITS, BY WRITING TO INVESTOR RELATIONS, METRO ONE TELECOMMUNICATIONS, INC., 11200 MURRAY SCHOLLS PLACE, BEAVERTON, OREGON 97007 OR VISITING OUR WEB SITE AT WWW.METRO1.COM.

                                                                         ANNEX A

                       METRO ONE TELECOMMUNICATIONS, INC.
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

         There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

         The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the equality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

RESPONSIBILITIES

         In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the audit committee will:

         o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

         o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         o Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

         o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

         o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         o Review accounting and financial human resources and successions planning within the company.

         o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                      METRO ONE TELECOMMUNICATIONS, INC.
                                 PROXY FORM
                        ANNUAL MEETING OF SHAREHOLDERS
                                MAY 16, 2001

                  THIS PROXY IS SOLICITED ON BEHALF OF THE
          BOARD OF DIRECTORS OF METRO ONE TELECOMMUNICATIONS, INC.


          ------------------------------------------------------

     The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation (the "Company"), hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them (the "Proxies") with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on May 16, 2001, at Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon, 97007, or any adjournments or postponements thereof upon the matters listed herein AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AS DIRECTORS OF THE COMPANY, "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS OF THE COMPANY AS SET FORTH IN PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Notice of Annual Meeting and Proxy Statement dated April 16, 2001 and hereby revokes any proxy or proxies previously given.

          ------------------------------------------------------

--------------------------------------------------------------------------------
                        -- FOLD AND DETACH HERE --



                                                                                                     Please mark
                                                                                                     your votes as   / X /
                                                                                                     indicated in
                                                                                                     this example


1. Election of directors of the Company.       CLASS I DIRECTORS (term expires 2002)        2. To ratify the selection of
                                               A. Jean de Grandpre, Timothy A. Timmins         Deloitte & Touche LLP as
                                               CLASS II DIRECTORS (term expires 2003)          independent auditors of the Company
                                               Aimo Olkkonen, David A. Williams                for the year ending December 31,
                                               CLASS III DIRECTORS (term expires 2004)         2001.
                                               James M. Usdan, William D. Rutherford,
                                               Heikki Jamsanen


   FOR    WITHHELD       FOR ALL
          FOR ALL        EXCEPT*                                                                    FOR   AGAINST  ABSTAIN
  /  /     /  /           /  /                 EXCEPT* ______________________________              /  /     /  /    /  /


3.  In their discretion, the Proxies
    are authorized to vote upon such       I PLAN TO ATTEND THE ANNUAL MEETING. /  /    Please sign below exactly as your name
    other business as may properly                                                      appears on this Proxy Form.  If shares are
    come before the Annual Meeting                                                      registered in more than one name, all
    or any adjournments thereof.                I DO NOT PLAN TO ATTEND THE    /  /     such persons should sign. A corporation
                                                   ANNUAL MEETING.                      should sign in its full corporate name by
                                                                                        a duly  authorized officer, stating his/her
                                                                                        title. Trustees, guardians, executors and
                                                                                        administrators should sign in their
                                                                                        official capacity, giving their full title
                                                                                        as such. If a partnership, please sign in
                                                                                        the partnership name by authorized
                                                                                        person(s).

                                                                                        If you receive more than one Proxy Form,
                                                                                        please sign and return all such cards in
                                                                                        the accompanying envelope.

                                                                                        Please return promptly in the enclosed
                                                                                        envelope, which requires no postage, if
                                                                                        mailed in the U.S.A.

                                                                                        Typed or Printed Name(s)__________________

                                                                                        Title or Authority,
                                                                                        if applicable_____________________________

                                                                                        Authorized Signature______________________

                                                                                        Date______________________________________

                                                                                        PLEASE SIGN, DATE AND RETURN THIS PROXY
                                                                                        FORM TODAY IN THE ENCLOSED, PRE-ADDRESSED
                                                                                        ENVELOPE.


-----------------------------------------------------------------------------------------------------------------------------------
                                              --  FOLD AND DETACH HERE --
